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                                   EXHIBIT 15

                 UNAUDITED INTERIM FINANCIAL INFORMATION LETTER




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                                   EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated January 22, 1999, except for the information in Note 1 as to which the date is July 23, 1999, on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month period ended December 31, 1998 and 1997, and included in the Company's Form 10-Q/A for the quarter ended December 31, 1998, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821, 333-23857 and 333-57869).

                                                      PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
August 16, 1999